ITEM 5 (D)

CPI Corp.
1706 Washington Avenue
St. Louis, Missouri  63103

LETTER AMENDMENT NO. 4

October 2, 1996

VIA OVERNIGHT

Mr. Paul Meiring
The Prudential Insurance Company of America
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201

Mr. Jon Davidson
Assistant Director - Securities Investment
Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392-0800

Ladies and Gentlemen:

Reference is made to the Note Agreement dated as of August 31, 1993, as amended by a letter amendment dated as of February 24, 1994 ("Letter Amendment No. 1"), a letter amendment dated as of June 14, 1994 ("Letter Amendment No. 2"), and a letter amendment dated as of September 18, 1995 ("Letter Amendment No. 3") (as amended, the "Note Agreement"), by and between CPI Corp. (the "Company") and each of the purchasers listed on the Purchaser Schedule attached thereto (collectively, the "Purchasers"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Agreement.

By their execution hereof as provided below, the Company and the Required Holders agree and consent to this Letter Amendment
No. 4 to the Note Agreement (this "Amendment"), but only to the extent expressly provided herein, and subject to the terms and conditions set forth below.

     1.  CONSOLIDATED NET WORTH.  Paragraph 6A(2) of the Note
Agreement is deleted and replaced in its entirety by the following:

         6A(2).   CONSOLIDATED NET WORTH.  Consolidated Net Worth
     at any time to be less than (i) from the date of this Agreement through July 20, 1996, the SUM of $135,000,000 PLUS 50% of Consolidated Net Income in each fiscal quarter
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     ended after May 1, 1993, (ii) from July 21, 1996 through
     November 9, 1996 the SUM of (x) the difference between $157,969,000 LESS 90% of the Buyback Reduction PLUS (y) 50% of Consolidated Net Income in the fiscal quarter ended November 9, 1996 and (iii) at any time after November 9, 1996, the SUM of (a) $157,969,000 LESS 80% of the Buyback Reduction PLUS (b) 50% of Consolidated Net Income in each fiscal quarter ended after July 21, 1996. Notwithstanding the foregoing, in no event will minimum required Consolidated Net Worth be reduced by the amount of any Consolidated Net Loss in any fiscal quarter. For the purpose of this paragraph 6A(2), "BUYBACK REDUCTION", means the reduction in Consolidated Net Worth (which shall in no event exceed $50,000,000) resulting in the repurchase of shares of common stock of the Company pursuant to the "Dutch

     Auction" tender offer described in the Company's Current
     Report on Form 8-K dated August 8, 1996.

     2.  DEBT.  Subclause (iii) of Paragraph 6C(2) of the Note
Agreement is deleted and replaced in its entirety by the following:

         (iii) other Debt of the Company, PROVIDED that after giving effect thereto (A) the aggregate principal amount of all Funded Debt of the Company and its Subsidiaries (including the Funded Debt described in clauses (i) and (ii)(B) of this paragraph 6C(2) does not exceed forty percent (40%) of Adjusted Capitalization and (B) the aggregate principal amount of all Debt of the Company and its Subsidiaries including all Debt described in this paragraph 6C(2) and other than Debt described in paragraph 6C(2)(ii)(A) does not exceed (I) fifty percent (50%) of Adjusted Capitalization for the fiscal quarter ended November 9, 1996 and (II) forty-five percent (45%) of Adjusted Capitalization at all other times.

     3. CONSENT TO REPURCHASE OF CAPITAL STOCK. The Company proposes to repurchase shares of common stock of the Company in an aggregate amount of $50,000,000 (the "Stock Repurchase") pursuant to the "Dutch Auction" tender offer described in the Company's Current Report on Form 8-K dated August 8, 1996; the Stock Repurchase would constitute a Restricted Payment prohibited under Paragraph 6B of the Note Agreement. Required Holders hereby (i) consent to such proposed Stock Repurchase and waive any violation of Paragraph 6B of the Note Agreement caused by the Stock Repurchase and (ii) agree that for purposes of any calculation under Paragraph 6B(iii), such Stock Repurchase shall be excluded from the aggregate of all Restricted Payments and Restricted Investments made or committed to after the date of the Note Agreement referred to therein.

     4.  CONDITIONS PRECEDENT.  This Amendment is expressly
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subject to and shall be effective only upon the satisfaction of the following conditions:

         4.1 The Company and Required Holders shall have executed this Amendment.

         4.2  As of the Effective Date, no Default or Event of
Default under the Note Agreement shall exist and be continuing, after giving effect to this Amendment.

         4.3 The representations of the Company in Section 5 hereof shall be true and complete.

         4.4 The Company shall have paid the following amendment fees:

         The Prudential Insurance Company of America   $61,000
         Principal Mutual Life Insurance Company       $50,000

         4.5 The Company shall have received copies of an amendment to the Revolving Credit Agreement, duly executed by the Revolving Credit Lender, containing provisions no more restrictive on the Company than the amendments set forth in Sections 1, 2 and 3 hereof, and the Company shall have provided photocopies of such amendment to each of the holders of Notes.

     5. REPRESENTATIONS OF THE COMPANY. The Company, by its execution and delivery of this Amendment, hereby represents and warrants to each holder of Notes as follows:

         5.1 Its representations and warranties in Section 8 of the Note Agreement shall be true and complete and in all material respects, as if made on and as of the date hereof, except that the representation and warranty (i) with respect to the annual audited financial statements in paragraph 8B shall be deemed to refer to the fiscal years ended February 6, 1993, February 5, 1994, February 4, 1995 and February 3, 1996; (ii) in the last sentence of paragraph 8B and in paragraph 8E shall be deemed to refer to February 3, 1996; and (iii) in any other part of paragraph 8 that is made as of a specific date shall be deemed made as of such specific date.

         5.2  As of the Effective Date, no Default or Event of
Default under the Note Agreement, or similar condition under any other agreement to which the Company is subject, exists and is continuing, after giving effect to this Amendment.

         5.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and there has been no condition, event or development that could reasonably be expected to result in a Material Adverse Effect since February 3, 1996.

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         5.4  This Amendment has been duly authorized, executed
and delivered by the Company and the Note Agreement, as amended to date, including by this Amendment, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     6.  MISCELLANEOUS.

         6.1 It is expressly understood and agreed that this Amendment shall not constitute either (a) a modification, alteration or amendment of the terms, conditions, and covenants of the Note Agreement or the Notes, both of which shall remain unchanged and in full force and effect, except as otherwise specifically set forth herein or in Letter Amendment No. 1, Letter Amendment No. 2 or Letter Amendment No. 3, or (b) a waiver or release of or limitation upon the exercise by the holders of Notes or any of them of any of their rights, legal or equitable, under the Note Agreement except as to matters as to which the holders herein expressly consent or waive compliance and only for the relevant time period set forth herein. Nothing herein is intended or shall be construed to release or relieve the Company in any way or to any extent from any of the obligations, covenants or agreements imposed upon the Company by the Note Agreement or the Notes or otherwise, or from the consequence of any default thereunder, except as to matters to which the undersigned expressly agree herein.

         6.2 The Note Agreement and the Notes are in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect.

         6.3 The execution and delivery of this Amendment by the Required Holders shall not in any way constitute, or be construed as, a waiver of any provision of, or of any Default or Event of Default under, the Note Agreement except as expressly provided herein, nor shall it constitute an agreement or obligation of any holder of Notes to give its consent to any future waiver, consent or amendment of the Note Agreement or to any future transaction, event or condition which would, absent consent of the Required Holders, constitute a Default or Event of Default.

         6.4 This Amendment may be executed in as many counter-parts as may be deemed necessary or convenient any by the different parties hereto on separate counterparts (provided that the Company will execute each counterpart), and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

         6.5 This Amendment shall be deemed effective as of the date hereof, (the "Effective Date"), provided that the conditions precedent set forth in Section 4 hereof have been completely satisfied.
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         6.6  From and after the Effective Date, each reference
in the Note Agreement to "this Agreement," "hereof," or "here-under" or words of like import, and all references made to the Note Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Note Agreement, as modified and amended by this Amendment and Letter Amendment No. 1, Letter Amendment No.2 and Letter Amendment No. 3.

         6.7 This Amendment (a) shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, (b) constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and shall be governed by and construed and enforced in accordance with the laws of the State of New York.


CPI Corp.


By:     /s/ Alyn V. Essman
        -----------------------------------




The Prudential Insurance Company of America


By:     /s/ Robert G. Gwin
        -----------------------------------
        Vice President             (TPD)


Principal Mutual Life Insurance Company


By:     /s/ Jon M. Davidson
        -----------------------------------
        Jon M. Davidson
        Assistant Director-Securities Investment

By:     /s/ Clint Woods
        -----------------------------------
        Clint Woods
        Counsel






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